Exhibit 99

                       Kansas City, MO - February 5, 2004

Interstate Bakeries Corporation (NYSE: IBC) today announced the decision to end the two-year-old alliance between Interstate Brands West Corporation, an IBC operating unit, and Pepperidge Farm, Incorporated, a unit of Campbell Soup Company (NYSE: CPB).

The Pepperidge Farm/Interstate alliance produced and distributed a limited line of variety breads under the "Pepperidge Farm" brand in the Arizona, Utah, Idaho, and Montana markets as well as parts of North Dakota and Wyoming. Distribution of Pepperidge Farm fresh bakery SKUs currently being serviced by Interstate in these markets will have production and service discontinued effective February 14, 2004.

This decision to discontinue Pepperidge Farm fresh bakery SKUs within this geography will not affect the distribution and service of Pepperidge Farm cookies, crackers, stuffing or croutons or IBC bread and cake products.

The geographical fresh bakery alliance was formed between Interstate and Pepperidge Farm in October 2001 in an effort to achieve mutual objectives. The alliance enabled Pepperidge Farm to provide fresh bakery products to consumers in an area of the country it had not previously serviced by utilizing Interstate's regional manufacturing and distribution assets while enabling Interstate to participate in the growing super premium bread segment.

"This alliance was a good and profitable relationship, so the decision to terminate our participation was difficult for us," said Jim Elsesser, IBC's Chairman and CEO. "We believe, however, that IBC needs to have a stronger presence in the super premium bread segment and that we need to take an independent course. We are committed to introducing our own super premium bread line, with our own unique product offerings, before the end of our current fiscal year."

Interstate Bakeries Corporation is the nation's largest wholesale baker and distributor of fresh bread and sweet goods, under various brand names including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 57 bread and cake bakeries located in strategic markets from coast to coast, is headquartered in Kansas City, Missouri.



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Contact:

Mark Dirkes
Sr. Vice President, Corporate Marketing
Interstate Bakeries Corporation
Phone: 816 502 4203

FORWARD-LOOKING STATEMENTS

The statements in this release that are not historical statements are forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements relating to the introduction of a super premium bread line. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in the Company-wide project focused on re-engineering business processes and rationalizing investment in production, distribution and administrative functionality or other problems related thereto; actions of competitors, including pricing policy and promotional spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products, improved efficiencies and other strategies; the effectiveness of hedging activities; increased pension, health care, workers' compensation and other employee costs; the effectiveness of advertising and marketing spending; the availability of capital on acceptable terms; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class action filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 and Forms 10-Q for our quarters ended August 23, 2003 and November 15, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.